                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of the 1st day of April , 2005 (the "Effective Date") is made and entered into by and between enherent Corp., and its affiliates, associated companies, subsidiaries, parent, divisions or related entities (collectively "Company"), a Delaware corporation, having a principal place of business at 192 Lexington Avenue, New York, New York 10016 and Roger DiPiano ("Employee"), an individual residing at 43 Sequin Street, Newington, CT, 06111.

1. TITLE. The Company hereby employs Employee, as chief operating officer ("COO"). Employee will be based in the metropolitan New York/New Jersey area. The Company will provide Employee with an office and appropriate computer and communications at its offices in that area and Employee hereby accepts employment in such capacity and subject to the conditions set forth in this Agreement.

2. TERM. The initial term of this Agreement is for one (1) year, commencing on the Effective Date reflected above (the "Initial Term"). This Agreement shall automatically renew for subsequent one-year terms, unless and until terminated by either party in accordance with the provisions of Section 8. The entire period this Agreement remains in effect is referred to as the "Employment Period".

      It is expressly understood and agreed that any changes in the Employee's compensation, duties, location or title will not invalidate this Agreement. At the option of the parties, such changes may be incorporated into an "Addendum" to this Agreement. Failure to so incorporate such changes will not affect the validity of, or the enforceability of, the other terms herein.

3. COMPENSATION. The Company shall pay to Employee the following compensation, subject to applicable withholdings, for all the services to be rendered by Employee in any capacity:

      a. BASE SALARY. An initial gross salary at the rate of $175,000 per year (annual base salary) payable on a semi-monthly basis or in accordance with Company's then current policies and procedures, less all applicable and required federal, state, local and authorized deductions; provided however, that Company, in its sole discretion may change the base salary during a Term for legitimate business reasons.

      b. PAID TIME OFF. Employee shall be entitled to receive fifteen (15) days paid vacation each year, and to six (6) personal and sick days. Otherwise, entitlement to and use of such paid time off shall be in accordance with the Company's Employee Handbook.

      c. INCENTIVE COMPENSATION. In addition to base salary, Employee shall be eligible for a bonus pursuant to the Company's Management Incentive Plan. The accrual and extent of such bonus, as established at the sole discretion of the Company, shall be based on personal and Company goals.

      d. BENEFITS. Employee shall be eligible for the Company's benefits during the Employment Period in accordance with the terms of any employee plans, policies, and practices of the Company applicable to executive employees generally, which may include retirement program, 401(k), defined benefits and cafeteria plans, a group life insurance plan, salary continuation program for a surviving spouse of key employees, disability plan for key employees, medical and health plans, vacation policies and other present or equivalent successor plans and practices of the Company for which officers, or dependents and beneficiaries, generally are eligible, and to all payments or other benefits under any such plan or practice after the period of employment as a result of participation in such plan or practice during the Employment Period.

4. JOB DESCRIPTION AND DUTIES. A copy of the COO job description is attached to this Agreement. Employee shall perform such work as may be required of Employee by Company in accordance with the job description, as well as the instructions, directions and control of Company and at such reasonable time and places as Company may determine. At all times during the Employment Period, Employee shall strictly adhere to all the rules and regulations that have been or that may hereafter be established by Company for the conduct of its employees and further, Employee shall strictly adhere to all the provisions of the Company's handbook(s).

5. BACKGROUND CHECK. Employee hereby consents to the conducting of a background check by Company and/or Company's broker, customer and/or client to the full extent permitted by law. Such a background check may include, but shall not be limited to, a judgment and public criminal record check, fingerprinting, and drug and/or alcohol screening. The Employee agrees not to hold Company and/or its broker(s), customer(s) and/or client(s) liable for any claims in connection with such checking or testing or the reporting of the results thereof to Company.

6. BUSINESS ACTIVITY. Employee shall devote full and complete attention and energies to the business of Company, and shall not during the term of this Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage and whether or not said other business activity is directly, indirectly or unrelated to the business activity of Company, without the express written consent of Company. However, this shall not be construed as preventing Employee from investing Employee's assets in such form or manner as will not require any services on Employee's part in the operation of the affairs of the companies in which such investments are made; provided, however, that any investment in any non-public companies shall not be in companies having allied or related business activities to Company.

7. EXPENSES. The Company will reimburse Employee for reasonable and customary expenses incurred by Employee in the course of this employment provided that such expenses are reimbursable by Company policy, and further, that such expenses are authorized by Company and an accounting is made to Company, in accordance with the procedures of Company.

8.    TERMINATION. The Employment Period shall be terminated:

      a. by either party giving written notice of non-renewal of this Agreement, in accordance with paragraph 19, at least thirty (30) days prior to the expiration of a yearly term; the Agreement will terminate as of the term's expiration date; a non-renewal shall not be deemed termination without cause pursuant to Section 8c below;

      b. at the time of the death or retirement of Employee, or the Agreement may be terminated by Company if Employee shall fail to render the services provided for hereunder for a continuous period of sixty
            (60) days because of Employee's physical or mental disability;

      c.    by

            (i)   the Company without Cause; or

            (ii) the Employee for Good Reason; "Good Reason" shall mean a reduction in Employee's compensation or the assignment to the Employee of any duties inconsistent in any material respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4 of this Agreement, or any other action by Employer which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Employer promptly after receipt of notice thereof given by the Employee; or

            (iii) the Employee in the event of a Change in Control of the
                  Company that occurs more than sixty days prior to the expiration of a yearly term or within six months after the Change in Control, and that results in a reduction in compensation or a material change in duties, title, or transfer to a location greater than fifty miles from the Employee's residence, during a yearly term of this Agreement; "Change of Control" shall mean a direct or indirect change in the ownership or control of ENHERENT by purchase, merger, consolidation, reorganization, lease, exchange, transfer or sale of all the assets or outstanding stock of the ENHERENT (in one transaction or a series of transactions) or taking ENHERENT private or any other business transaction involving ENHERENT or any combination of the foregoing transactions, any of which has the effect of causing a Change of Control within the meaning of the Securities Exchange Act of 1934;

            in which case Employee shall be entitled to receive as severance an amount equal to six (6) months of Employee's then current base salary (less all applicable and required federal, state, local and authorized deductions), to be paid pursuant to Company's regular payroll schedule; or

      d. by the Company with Cause. For purposes of this Section 8, "Cause" shall mean: (a) Employee's embezzlement, willful breach of fiduciary duty or fraud with regard to Company or any of Company's assets or businesses, (b) Employee's conviction of, or pleading of guilty or nolo contendere, with regard to a felony (other than a traffic violation) or any other crime involving moral turpitude or involving activity related to the affairs of Company, or (c) any other breach by Employee of a material provision of the Employee Handbook or of this Agreement that, if capable of being cured, remains uncured for thirty (30) days after written notice thereof is given to Employee. If the breach is not curable, Company may terminate without notice. In the event Company terminates the Employment Period for Cause, Company's sole obligation is to pay Employee for that period actually worked by Employee, subject to any direct financial loss to the Company resulting from Employee's breach.

9. PROPRIETARY INFORMATION. Employee recognizes and acknowledges that Company's trade secrets, customer/broker/client lists, strategic plans, marketing plans, private processes, prospective customer/broker/client lists, and staff and prospective staff lists are deemed to be the private and proprietary information of Company and are available, special, unique and significant proprietary assets of Company's business. Employee will not either during or subsequent to the Employment Period, in whole or in part, disclose such trade secrets, customer/broker/client lists, strategic plans, marketing plans, staff or prospective staff lists, prospective customer/broker/client lists or private processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In addition, Employee shall not make use of any of the above for Employee's own purposes or for the benefit of any person, firm, corporation, or other entity other than Company under any circumstances during the Employment Period or subsequent to employment.

10. NON-COMPETITION/NON-SOLICITATION. Employee agrees that during the Employment Period and for a period of one (1) year thereafter ("Restrictive Period"), Employee will not directly or indirectly, or in any capacity, individually or in any corporation, firm, association or other business entity, compete or attempt to compete with Company, any parent, subsidiary, or affiliate of Company, or any corporation merged into, or merged or consolidated with Company (a) by soliciting business from any customer, broker and/or client of Company with which Employee was involved (directly or indirectly) during the Employment Period, if such solicited business competes with the business of Company, or (b) inducing any personnel of Company to leave the service of Company, or by employing or contracting with any such personnel. The provisions of this Section 10 shall be construed as an Agreement independent of any other provision contained herein and shall be enforceable in both Law and Equity, including by temporary or permanent Restraining Orders, notwithstanding the existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise. Notwithstanding the foregoing, if Company terminates Employee's employment for convenience hereunder, Company agrees that Employee may upon the termination of the Employment Period, perform services within the information technology industry, provided however that Employee does not compete with Company,
      (a) by soliciting directly or indirectly any Company employees, and/or (b) by soliciting directly or indirectly any new business from Company's then existing customers or Prospective Customers, during the Restrictive Period. "Prospective Customer" means any entity that the Company is, or has been within the twelve (12) months prior to Employee's termination, in the process of soliciting, negotiating with, or otherwise communicating with, for the purpose of providing goods or services.

11. ASSIGNMENT OF RIGHTS TO COMPANY. Employee hereby agrees to assign all rights, title, and interest in all writings, products, inventions, discoveries, developments, improvements, ideas, technical notes, programs, specifications, computer or other apparatus programs and related documentation, and other works of authorship, tangible and intangible property, whether or not patentable, copyrightable or subject to other forms of protection, made, created, developed, discovered, written or conceived by Employee, solely or jointly with another, in whole or in part, for either Company and/or Company's customer(s), broker(s) and/or client(s) during the Employment Period, whether during or outside of regular working hours, and to promptly deliver to Company all such tangible properties and work products at the request of Company. Employee shall not be entitled to any compensation in addition to the amount set forth in Section 3 of this Agreement by reason of said assignment.

12. COMPANY PROPERTY. Employee shall, upon termination of employment with Company, immediately return to Company all equipment and supplies of Company and all books, records, lists and other written, typed or printed materials, whether furnished by Company or prepared by Employee, which contain any information relating to Company's business or any of its customers, brokers and/or clients, and Employee agrees that Employee will neither make nor retain copies of such materials after termination of employment.

13. OFFSET. Employee hereby authorizes Company, at any time, to offset and deduct against any and all monies due to Employee by Company, whether for salary or other remuneration to the full extent allowed by law, any and all monies owed by Employee to Company for any reason whatsoever, including, but not limited to the correction of payroll errors and/or advanced vacation time.

14. NON-WAIVER. The failure of either party to insist upon the performance of any of the provisions of this agreement, or the waiver of any breach, shall not be construed as or constitute a waiver of the rights granted in this Agreement with respect to any subsequent forbearance or breach.

15. GOVERNING LAW AND JURISDICTION. The sections of the Handbook entitled "ADR Clause" and "Applicable Law, Jurisdiction, and Venue" are incorporated into this Agreement. The Agreement shall be construed under and be governed in all respects by the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of New York.

16. SUCCESSORS AND INTEGRATION. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of Company, but neither the Agreement nor any rights hereunder may be assigned, pledged or encumbered by Employee without the written consent of Company.

      This Agreement supersedes any prior agreements made between the parties, whether oral or written, and constitutes that final and entire agreement and understanding of the parties, all prior representations and agreements having been merged into this Agreement, and this Agreement shall amend, restate and replace all prior employment agreements entered into between Company and Employee. No waiver or modification of this Agreement or of any covenant, condition, or limitation shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of the parties, unless such waiver or modification is in writing, and duly executed, and the parties agree that the provisions of this Section 16 may not be waived except as set forth in this Agreement.

17. SEVERABILITY. All agreements and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained in this Agreement.

18. AUTHORITY OF EMPLOYEE. Employee hereby represents and warrants that the execution of this Agreement by Employee and the performance of Employee's duties and obligations in this Agreement will not breach or be in conflict with any other agreement to which Employee is a party or by which Employee is bound, and that Employee is not now subject to any covenant against competition or similar covenant which would affect the performance of Employee's duties in this Agreement except for any obligations that Employee discloses to Company upon signing this Agreement. Employee hereby agrees to indemnify Company for all claims arising out or related to Employee's breach of this Section 18.

19. WRITTEN COMMUNICATIONS. This Agreement may not be changed, modified or terminated orally. Any offer, notice, or request or other communication hereunder shall be in writing and shall be deemed to have been duly delivered if hand or mailed by registered or certified mail, return receipt requested, addressed to the respective address of each party, or to such other address as each party may designate by notice:

      If to Company:        enherent Corp.
                            192 Lexington Avenue
                            New York, New York   10016
                            Attention:  Pamela Fredette, Chief Executive Officer

      If to the Employee:   Roger DiPiano
                            43 Sequin Street
                            Newington, CT, 06111.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

COMPANY                                            EMPLOYEE

By: /s/ Pamela Fredette                            By: /s/ Roger DiPiano
    ------------------------                           -----------------------
Pamela Fredette                                            ROGER DIPIANO
President and CEO